DENTSPLY

                                      NEWS
    For further
    Information
    Contact:

    Bret W. Wise                          FOR IMMEDIATE RELEASE
    Senior Vice President and
    Chief Financial Officer
    (717) 849-4718

                           DENTSPLY INTERNATIONAL INC.
                          REPORTS RECORD THIRD QUARTER
                               SALES AND EARNINGS

    York, PA - October 21, 2003 -- DENTSPLY International Inc. (NASDAQ -XRAY) today announced sales for the third quarter 2003 were $400.4 million, an increase of 9.4% compared to $366.0 million in the third quarter 2002. Sales excluding precious metal content rose 9.1% to $353.7 million compared to $324.1 million in the 2002 period. Net income for the third quarter 2003 was $41.3 million, an increase of 15.5% over the prior period and earnings per diluted share were $.51, a 13.3% increase over 2002. The third quarter of 2002 included a $.01 per diluted share gain from an insurance settlement for a fire at one of DENTSPLY's European facilities.

    Sales for the nine months ended September 30, 2003 were $1,214.6 million, a 10.2% increase compared to $1,101.9 million for the 2002 period. Sales excluding precious metal content rose 10.6% to $1,067.2 million in the nine months ended September 30, 2003. Net income for the nine month period in 2003 was $123.8 million, a 17.1% increase over the prior period and earnings per diluted share were $1.54, a 16.7% increase compared to 2002.

    John C. Miles, II, Chairman and Chief Executive Officer, commented that "We are pleased that the results through the third quarter have positioned the Company for another successful year. During this quarter, the Company has been very active in preparing new products that we expect to launch in the fourth quarter, including an electric handpiece, LED curing light, a new dental implant surface treatment, dust-free investments, and several other line extensions throughout our product portfolio. In addition, we continue to proceed with the regulatory steps necessary to bring Oraqix, our revolutionary new anesthetic product, to market early in 2004. Product innovation will continue to be a primary driver of our growth in 2004 and beyond."

    DENTSPLY Conference Call Information:

    DENTSPLY will hold a conference call on Wednesday, October 22, 2003 at 8:30 a.m. (TZ: Eastern). To access the call, please dial domestic (877) 885-5820 and international (706) 643-9578. This conference call will be broadcast live on the Internet at www.dentsply.com. An audio replay of the conference call will be available for two weeks. To access the replay, please dial domestic (800) 642-1687 and international (706) 645-9291. Call I.D. 2969348.
    A transcript of the conference call will also be available through the Company's web site five days after the call.

    DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the world's leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental x-ray equipment, dental handpieces, intraoral cameras, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental injectible anesthetics, impression materials, orthodontic appliances, dental cutting instruments and dental implants. The Company distributes its dental products in over 120 countries under some of the most well established brand names in the industry.

    DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

    This press release contains forward-looking statements regarding future events or the future financial performance of the company. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein as a result of certain risk factors. These risk factors include without limitation; the continued strength of dental markets, the timing, success and market reception for our new product introductions, and changes in the general economic environment that could affect our business.

    For an additional description of risk factors, please refer to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.


                                               DENTSPLY INTERNATIONAL INC.
                                            CONSOLIDATED STATEMENTS OF INCOME
                                           (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                            THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                               September 30,                            September 30,
                                                    ------------------------------           ------------------------------

                                                             2003            2002                     2003            2002
                                                    --------------   -------------           --------------   -------------

NET SALES                                                $400,420        $366,037               $1,214,556      $1,101,918
NET SALES - ex PM                                        $353,689        $324,070               $1,067,195        $964,856

COST OF PRODUCTS SOLD                                     209,186         187,105                  628,141         569,074

GROSS PROFIT                                              191,234         178,932                  586,415         532,844
 % OF NET SALES                                             47.8%           48.9%                    48.3%           48.4%
 % OF NET SALES - ex PM                                     54.1%           55.2%                    54.9%           55.2%

SELLING, GENERAL &
ADMINISTRATIVE EXPENSES                                   125,887         118,554                  388,032         352,753

RESTRUCTURING (INCOME)/COSTS                                    0            (778)                       0          (2,779)
                                                    --------------   -------------           --------------   -------------

INCOME FROM OPERATIONS                                     65,347          61,156                  198,383         182,870
 % OF NET SALES                                             16.3%           16.7%                    16.3%           16.6%
 % OF NET SALES - ex PM                                     18.5%           18.9%                    18.6%           19.0%

NET INTEREST AND
OTHER EXPENSE (INCOME)                                      4,202           9,261                   15,035          24,975
                                                    --------------   -------------           --------------   -------------


PRE-TAX INCOME                                             61,145          51,895                  183,348         157,895

INCOME TAXES                                               19,831          16,129                   59,549          52,213
                                                    --------------   -------------           --------------   -------------


NET INCOME                                                $41,314         $35,766                 $123,799        $105,682
 % OF NET SALES                                             10.3%            9.8%                    10.2%            9.6%
 % OF NET SALES - ex PM                                     11.7%           11.0%                    11.6%           11.0%

EARNINGS PER SHARE-BASIC                                    $0.52           $0.46                    $1.57           $1.35
                -DILUTIVE                                   $0.51           $0.45                    $1.54           $1.32

DIVIDENDS PER SHARE                                       $0.0525         $0.0460                  $0.1445         $0.1380

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING-BASIC                                   78,999          78,247                   78,712          78,120
                -DILUTIVE                                  81,007          80,127                   80,458          79,949

                                                 DENTSPLY INTERNATIONAL INC.
                                                   CONDENSED BALANCE SHEETS
                                                        (IN THOUSANDS)




                                                  SEPTEMBER 30,  DECEMBER 31,
                                                      2003         2002
ASSETS

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                      $   91,010   $   25,652
  ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET          242,937      221,262
  INVENTORIES, NET                                  230,054      214,492
  OTHER CURRENT ASSETS                               79,813       79,595
     TOTAL CURRENT ASSETS                           643,814      541,001

PROPERTY,PLANT AND EQUIPMENT, NET                   359,425      313,178
GOODWILL, NET                                       953,403      898,497
IDENTIFIABLE INTANGIBLES ASSETS, NET                235,859      236,009
OTHER NONCURRENT ASSETS, NET                        139,904       98,348

TOTAL ASSETS                                     $2,332,405   $2,087,033


LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES                              $  407,704   $  365,745
LONG-TERM DEBT                                      783,392      769,823
OTHER LIABILITIES                                    91,717       87,239
DEFERRED INCOME TAXES                                14,630       27,039
    TOTAL LIABILITIES                             1,297,443    1,249,846

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES          607        1,259
STOCKHOLDERS' EQUITY                              1,034,355      835,928

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $2,332,405   $2,087,033